Exhibit 107

Calculation of Filing Fee Tables

Form F-1
(Form Type)

Gorilla Technology Group Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares, par value $0.0001 per share(2)	Rule 457(c)	71,210,599	$11.80	(3)	$840,285,068.20	0.00011020	$92,599.41	N/A	N/A	N/A	N/A
Fees to Be Paid	Equity	Warrants to purchase ordinary shares(4)	Rule 457(g)	1,273,125	‒		‒	‒	‒	N/A	N/A	N/A	N/A
Fees to Be Paid	Equity	Ordinary shares underlying warrants(2)	Rule 457(c)	1,273,125	$11.80	(3)	$15,022,875.00	0.00011020	$1,655.52	N/A	N/A	N/A	N/A
Fees to Be Paid	Equity	Class A contingent value rights(5)	Rule 457(g)	6,577,796	‒		‒	‒	‒	N/A	N/A	N/A	N/A
Fees to Be Paid	Equity	Ordinary shares underlying Class A contingent value rights(2)	Rule 457(g)	6,577,796	$11.80	(3)	$77,617,992.80	0.00011020	$8,553.50	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts								$102,808.43
	Total Fees Previously Paid								‒
	Total Fee Offsets								‒
	Net Fee Due								$102,808.43

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional ordinary shares, $0.0001 par value per share (“ordinary shares”), of Gorilla Technology Group Inc. (“Gorilla”) as may be issuable with respect to the shares being registered for resale hereunder as a result of a stock split, stock dividend, recapitalization or similar event.

(2)	The number of ordinary shares relates to (A) issuance from time to time by Gorilla of up to 1,273,125 Gorilla ordinary shares, issuable upon exercise of warrants (the “warrants”) (of which 523,125 are private placement warrants and 750,000 are warrants held by the PIPE Investor (as defined within this registration statement)) to purchase ordinary shares and (ii) 6,577,796 ordinary shares underlying the Class A contingent value rights and (B) the resale, from time to time, by the Selling Securityholders (as defined within this registration statement) of 71,210,599 ordinary shares.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s ordinary shares reported on October 6, 2022, which was $11.80 per share.

(4)	In accordance with Rule 457(g), the entire registration fee for the warrants is allocated to the ordinary shares underlying the warrants, and no separate fee is payable for the warrants.

(5)	Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the Class A contingent value rights.